EXHIBIT 99.4

BT Brands, Inc. Announces Pricing of Upsized $12 Million Initial Public Offering

WEST FARGO, ND, November 12, 2021 — BT Brands, Inc. (“BT Brands” or the “Company”) (NASDAQ:BTBD; BTBDW), owner and operator of  quick service restaurants, in a move forward with its plan to acquire additional restaurant businesses, today announced the pricing of its initial public offering of 2,400,000 units at a price of $5.00 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. The shares of common stock and warrants are immediately separable from the units and will be issued separately. The shares of common stock and warrants are expected to begin trading on the Nasdaq Capital Market on November 12, 2021 under the symbols “BTBD” and “BTBDW,” respectively. BT Brands expects to receive gross proceeds of $12 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

The warrants are exercisable immediately, expire five years from the date of issuance and will have an exercise price of $5.50 per share. The offering is expected to close on November 16, 2021, subject to customary closing conditions.

Maxim Group LLC and Joseph Gunnar & Co., LLC are acting as joint book-runners for the offering.

The Company has granted the underwriters a 45-day option to purchase up to an additional 360,000 shares of common stock and/or warrants to purchase 360,000 shares of common stock to cover over-allotments, if any.

A registration statement on Form S-1 (File Nos. 333-250957 and 333-260998) was filed with the Securities and Exchange Commission (“SEC”), which became effective on November 12, 2021. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745. Before investing in this offering, interested parties should read in its entirety the registration statement that the Company has filed with the SEC, which provides additional information about the Company and this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BT Brands, Inc.

BT Brands is seeking to grow its existing business and to expand in the restaurant industry through the opportunistic acquisition of existing restaurant businesses. BT Brands currently owns and operates ten quick service restaurants including nine Burger Time restaurants in the north-central region of the United States. Burger Time has been satisfying customers with its signature Bigger Burger since 1987.

Forward Looking Statements

This press release contains certain forward-looking statements, including those relating to the regarding the anticipated timing of completion of the offering and other statements that are predictive in nature. Forward-looking statements are based on the Company's current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," "predict," "project," "should," "would" and similar expressions and the negatives of those terms. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission, including its registration statement on Form S-1, as amended from time to time, under the caption "Risk Factors."

Contact;

Kenneth W. Brimmer

Chief Financial Officer

BT Brands, Inc.

612-229-8811

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